EXHIBIT 5.3

April 29, 2024

TotalEnergies SE

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

TotalEnergies Capital

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

TotalEnergies Capital Canada Ltd.

12220, Stony Plain Rd – Unit 600

Edmonton, Alberta T5N 3Y4

Canada

TotalEnergies Capital International

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Dear Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate amount of debt securities (the “TotalEnergies Debt Securities”) of TotalEnergies SE, a European company (Societas Europaea or SE) organized under the laws of the Republic of France (“TotalEnergies”), guaranteed debt securities (the “TotalEnergies Capital Guaranteed Securities”) of TotalEnergies Capital, a société anonyme organized under the laws of the Republic of France (“TotalEnergies Capital”), guaranteed debt securities (the “TotalEnergies Canada Guaranteed Securities”) of TotalEnergies Capital Canada Ltd., a corporation incorporated under the laws of the Province of Alberta, Canada (“TotalEnergies Canada”), guaranteed debt securities (the “TotalEnergies International Guaranteed Securities”) of TotalEnergies Capital International, a société anonyme organized under the laws of the Republic of France (“TotalEnergies International”) and the related guarantees of the TotalEnergies Capital Guaranteed Securities, the TotalEnergies Canada Guaranteed Securities and the TotalEnergies International Guaranteed Securities (collectively referred to herein as the “Guarantees”) by TotalEnergies, we, as Canadian counsel to TotalEnergies Canada, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

1.	TotalEnergies Canada is a valid and subsisting corporation under the Business Corporations Act (Alberta);

2.	the Indenture relating to the TotalEnergies Canada Guaranteed Securities has been duly authorized, executed and delivered by TotalEnergies Canada, and assuming due authorization and execution of such Indenture in accordance with applicable laws and regulations by TotalEnergies, has been duly authorized;

3.	TotalEnergies Canada: (a) has the capacity to execute and deliver, and to perform its obligations under, the Indenture and the TotalEnergies Canada Guaranteed Securities; and (b) has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, the Indenture and the TotalEnergies Canada Guaranteed Securities;

4.	the TotalEnergies Canada Guaranteed Securities, when duly and validly issued in accordance with a valid resolution of the board of directors of TotalEnergies Canada duly authorizing such issuance, will be duly authorized.

The foregoing opinion is limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein in force on this date and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We understand you are relying as to all matters governed by the laws of the Republic of France upon the opinion dated April 29, 2024, of Nolwenn Delaunay, Group General Counsel to TotalEnergies, and as to all matters governed by the laws of the State of New York upon the opinion dated April 29, 2024, of Matthew Clayton, Group Legal Director, Projects & Corporate Finance to TotalEnergies, which opinions are being delivered to you by such counsel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the TotalEnergies Debt Securities, the TotalEnergies Capital Guaranteed Securities, the TotalEnergies Canada Guaranteed Securities, the TotalEnergies International Guaranteed Securities and the Guarantees and to the references to us under the caption “Legal Matters” in the Prospectus included therein. In giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Bennett Jones LLP

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